EXHIBIT 10.49

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

AXESSTEL, INC.

WARRANT TO PURCHASE COMMON STOCK

September 1, 2002

THIS CERTIFIES THAT, for value received, Newport Capital Consultants, Inc. or its registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Axesstel, Inc., a Nevada corporation, (the “Corporation”) up to TWO HUNDRED FIFTY THOUSAND (250,000) shares of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”). The term “Warrant” as used herein shall mean this Warrant to Purchase Common Stock.

1.     Definitions. As used herein, the following terms shall have the following respective meanings:

“Consulting Agreement” shall mean that certain letter agreement, dated August 22, 2002, by and among the Corporation, Newport Capital Consultants, Inc. and The Search For Value, Inc.

“Exercise Period” shall mean the period commencing on the date hereof and ending at 5:00 PM (California time) on the Expiration Date, unless sooner terminated as provided below.

“Exercise Price” shall mean $0.60 per share, subject to adjustment pursuant to Section 6 hereof.

“Expiration Date” shall mean the fifth anniversary of the date hereof.

“Warrant Shares” shall mean the shares of the Corporation’s Common Stock issuable upon exercise of this Warrant.

2.     Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder only to the extent that such rights are vested in the Holder. The right to exercise this Warrant shall vest in the Holder as follows: (i) the right to exercise this Warrant with respect to 50,000 Warrant Shares shall vest immediately on the date hereof; (ii) the right to exercise this Warrant with respect to an additional 6,250 Warrant Shares shall vest on October 1, 2003 and then the first day of each month thereafter through and including September 1, 2005, provided that the Consulting Agreement has not been terminated prior to each such date; and (iii) the right to exercise this Warrant with respect to an additional 4,167 Warrant Shares shall vest in the Holder on October 1, 2005, and then the first day of each month thereafter through and including August 1, 2006, provided that the Consulting Agreement has not been terminated prior to each such date; and (iv) the right to exercise this Warrant with respect to an additional 4,163 Warrant Shares shall vest in the Holder on September 1, 2006, provided that the Consulting Agreement has not been terminated prior to such date. At any time during the Exercise Period, the rights represented by this Warrant may be exercised in whole or in part (but only to the extent that such rights are vested in the Holder) by delivery to the Corporation at its principal executive office (or at such other place as it may designate by written notice to the Holder) of (a) an executed Notice of Exercise in the form attached hereto, (b) payment of the Exercise Price by cash or by wire transfer to an account designated by the Corporation, and (c) the original of this Warrant.

Upon the exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased, registered in the name of the Holder, shall be issued and delivered to the Holder together with a warrant of like tenor and effect for any Warrant Shares not purchased upon partial exercise hereof.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.     Covenants of the Corporation

3.1     Covenants as to Warrant Shares. The Corporation covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights of any shareholder and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2     No Impairment. Except as and to the extent waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3     Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall deliver to the Holder, at least five (5) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.     Representations of Holder

4.1     Acquisition of Warrant for Personal Account; Financial Risk. The Holder represents and warrants that it is acquiring the Warrant solely for its own account for investment purposes and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares are being acquired for, and will be held for, the Holder’s account only. Holder has such knowledge and experience in financial and business matters, or Holder’s professional advisors who are not affiliated with and who are not associated with the Corporation have such knowledge and experience in financial or business matters, as to be capable of evaluating the merits and risks of its investment and of protecting their its own interests in connection with the transaction, and has the ability to bear the economic risk of its investment and can afford a complete loss of Holder’s investment.

4.2     Accredited Investor. The Holder represents and warrants that it is an “accredited investor” as that term is defined in rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

4.3     Securities Are Not Registered

(a) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Corporation is to be effected by the issuance of this Warrant. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation hereunder to register the Warrant or the Warrant Shares or to comply with any exemption from such registration, provided, however, the Warrant Shares are subject to piggyback registration rights as set forth in Section 5 hereof.

(c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act unless certain conditions are met, including, without limitation, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the expiration of the required holding period and limits on the number of shares sold during any three-month period.

4.4     Disposition of Warrant and Warrant Shares

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:

(1) The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(2) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(3) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5.     Registration Rights

5.1     The Holder shall have the right, at any time and from time to time until the Expiration Date, to include all of the shares of Common Stock purchased or purchasable upon the exercise of this Warrant (the “Registrable Shares”) within any registration statement filed by the Corporation covering shares of its Common Stock, other than a registration statement filed solely with respect to any employee benefit plan of the Corporation or an offering related solely to an acquisition or for which such Registrable Shares cannot, in the sole judgment of the Corporation, be appropriately registered. The Corporation shall promptly give written notice to the Holder of any intended registration of its Common Stock not less than ten (10) days prior to the anticipated filing of a registration statement and Holder shall, within five (5) days of receipt thereof, notify the Corporation of the number of Registrable Shares it desires to include in such registration statement. If an intended registration is for an underwritten public offering of the Corporation’s Common Stock, then the Holder shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. If, in connection with any underwritten public offering, the managing underwriter thereof imposes a limitation on the number of shares that may be included in the registration statement because, in such underwriter’s judgment, marketing or other factors require such limitation, the Corporation shall be obligated to include in such registration statement only such limited number of Registrable Shares as the underwriter shall permit. All costs or expenses incident to the registration, qualification or listing of such securities shall be paid by the Corporation, except for brokerage and underwriters’ fees, expenses and commissions and fees of attorneys, accountants, experts and other advisors retained by the Holder. The Corporation’s obligations under this Section 5 are entirely contingent upon the Holder’s compliance with all reasonable requests of the Corporation made in connection with the registration, qualification, listing or sale of the Registrable Shares. Notwithstanding anything herein to the contrary, the registration rights set forth in this Section 5 shall terminate and be of no further force or effect in the event that the Corporation notifies the Holder of an intended registration of its Common Stock, as provided above, and the Holder elects not to include in such registration all of the Registrable Shares permitted to be included therein.

5.2     In connection with any registered public offering of the Corporation’s securities, the Holder (and any transferee of the Holder) agrees, upon the request of the Corporation or the managing underwriter, in the case of an underwritten public offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Corporation heretofore or hereafter acquired by the Holder (other than those included in the registration) without the prior written consent of the Corporation and such underwriter, as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration. Upon request by the Corporation, the Holder (and any transferee of the Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing the provisions of this Section 5.2.

6.     Adjustment Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6.

6.1     Subdivision or Combination of Common Stock. If the Corporation, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

6.2     Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

6.3     Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Corporation shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Corporation.

7.     Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the fair market value of a share of Common Stock on the date of such exercise.

8.     Early Termination. If, at any time during the Exercise Period, (a) the Corporation consolidates or merges with or into another corporation and, as a result of such consolidation or merger, the Corporation is not the surviving entity or the stockholders of the Corporation immediately prior to such consolidation or merger do not hold at least 51% of the voting power of the surviving entity (other than a merger effected solely for the purpose of reincorporating the Corporation in another state), or (b) the Corporation sells or otherwise disposes of all or substantially all its assets and properties to any other party; then in each such case the Corporation shall provide the Holder with twenty (20) days prior written notice of such consolidation or merger or sale or other disposition of the Corporation’s assets, and this Warrant shall automatically terminate and be of no further force or effect, unless exercised prior to the date of the occurrence of such consolidation or merger or sale or other disposition of the Corporation’s assets.

9.     No Stockholder Rights. This Warrant in and of itself (prior to the exercise of rights hereunder) shall not entitle the Holder to any voting rights or other rights of a shareholder of the Corporation.

10.     Transfer of Warrant. This Warrant may not be transferred or assigned in whole or in part without (i) the consent of the Company and (ii) compliance by the transferor and the transferee with all applicable federal and state securities laws. Subject to the foregoing, and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder may be transferred by the Holder in person or by duly authorized attorney upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by the Holder; provided, that the transferee executes and delivers to the Corporation an investment representation letter in form and substance reasonably satisfactory to the Corporation.

11.     Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.     Notices, etc. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Corporation, to:

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

Facsimile: (858) 625-2110

Attention: Chief Executive Officer

If to the Holder, at such address as the Holder shall have provided in writing to the Corporation or at such other address as the Holder furnishes by notice given in accordance with this Section.

13.     Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.     Amendment. Any term of this Warrant may be amended or waived with the written consent of the Corporation and the Holder.

15.     Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

AXESSTEL, INC., a Nevada corporation

By:	/s/ Mike H.P. Kwon
Mike H.P. Kwon

NOTICE OF EXERCISE

The undersigned hereby irrevocably exercises the right to purchase              shares of the Common Stock of Axesstel, Inc., a Nevada corporation (the “Corporation”), evidenced by the attached Warrant and, in accordance with the conditions and provisions of said Warrant, herewith makes payment of the Exercise Price with respect to such shares in full.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. The undersigned represents that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

The undersigned hereby reaffirms and certifies that the representations and warranties contained in Section 4 of the attached Warrant are true and correct as of the date of this Notice of Exercise.

The undersigned requests that a new Warrant representing any unexercised portion of the attached Warrant be issued, pursuant to such Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:

Signature of Holder

Name of Holder (Print)

Address: